EXHIBIT (b)(4)

GUARANTEE

GUARANTEE, dated as of January 29, 2004, made by Thomas Kinkade (the “Guarantor”), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as Lender (the “Lender”) under the Demand Loan Documents referred to below.

W I T N E S S E T H:

WHEREAS, pursuant to the Escrow Instructions and Agreement Regarding Demand Loan, dated as of even date herewith (the “Master Escrow Instructions”) between The Thomas Kinkade Company, formerly known as Main Street Acquisition Company, Inc. (the “Borrower”) and Lender and a Demand Note in the original principal amount of $25,000,000, also dated of even date herewith from Borrower to Lender (the “Demand Note”), the Lender has agreed to make the “Demand Loan” (as defined in the Master Escrow Instructions)  to Borrower (The Master Escrow Instructions and the Demand Note are hereafter referred to, collectively, as the “Demand Loan Documents”);

WHEREAS, it is a condition precedent to the effectiveness of the Demand Loan Documents that the Guarantor guarantee payment and performance of the Borrower’s obligations under the Demand Loan documents;

WHEREAS, Guarantor is the owner of all of the equity of Borrower.

NOW, THEREFORE, to induce the Lender to enter into the Demand Loan Documents and to make the Demand Loan and for other consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees with the Lender as follows:

1.                                       Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Demand Loan Documents and used herein shall have the meanings given to them in such documents.

(b)           As used herein, “Obligations” shall mean the Demand Loan made by Lender to Borrower pursuant to the Demand Note.  The Obligations include all principal, interest (including interest accruing at the then applicable rate provided in the Demand Note after the maturity of the Demand Loan and interest accruing at the then applicable rate provided in the Demand Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any fees, charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under the Master Escrow Instructions or the Demand Note and all obligations and liabilities of the Guarantor under this Guarantee.

(c)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                       Guarantee.

(a)           The Guarantor hereby unconditionally and irrevocably guarantees to the Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)           The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

(c)           The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Lender hereunder.

(d)           No payment or payments made by the Borrower, any other guarantor or any other Person or received or collected by the Lender from the Borrower, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations hereunder until the Obligations are indefeasibly paid in full.

(e)           The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guarantee for such purpose.

(f)            Upon the closing of the Merger, this Guarantee shall be terminated.

3.                                       No Subrogation.  Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Person in respect of payments made by the Guarantor hereunder until all amounts owing to the Lender by the Borrower on account of the Obligations are indefeasibly paid in full (unless Lender otherwise consents in writing). If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been indefeasibly paid in full, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor and shall forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may elect.

4.                                       Amendments, etc. with respect to the Obligations; Waiver of Rights.  The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Demand Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  The Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.  When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other or guarantor shall not relieve the Guarantor of the obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.                                       Guarantee Absolute and Unconditional.  The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Guarantee or acceptance of this Guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and the Guarantor, on the one hand, and the Lender on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations.  The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Demand Loan Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full in cash.  Without limiting the generality of the foregoing, Guarantor waives any defenses or rights arising under California Civil Code sections 2787 through 2855, inclusive, and Sections 2899 and 3433.

6.                                       Reinstatement.  This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.                                       Payments.  The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in U.S. Dollars at the office of the Lender located at 6701 Center Drive West, Suite 520, Los Angeles, CA  90045.

8.                                       Representations and Warranties.  The Guarantor hereby represents and warrants that:

(a)           it has the power and authority and the legal right and capacity to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary action to authorize its execution, delivery and performance of this Guarantee;

(b)           this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

(c)           the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

(d)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or

Governmental Authority and no consent of any other Person (including, any shareholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(e)           except as previously disclosed to Lender in writing, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (1) with respect to this Guarantee or any of the transactions contemplated hereby, and (2) which could have a material adverse effect on the business, property, or financial or other condition of the Guarantor; and

(f)            the statements concerning the financial condition and net worth of Guarantor previously provided to the Lender are true and correct; there is no event, fact, circumstance or condition known to Guarantor which is inconsistent with such statements or is required to be disclosed in order to cause such statements not to be misleading.

9.                                       Notices.  All notices, requests and demands to or upon the Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a)           if to the Lender, at its address or transmission number for notices provided in the Demand Loan Documents; and

(b)           if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

The Lender, and the Guarantor may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.

10.                                 Severabilility.  Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.                                 Integration.  This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein.

12.                                 Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Guarantee may be waived by the Lender in a letter or agreement executed by the Lender or by telex or facsimile transmission from the Lender.

(b)           The Lender shall not by any act (except by a written instrument pursuant to paragraph 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

13.                                 Covenants.  No additional covenants specified here.

14.                                 Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.                                 Successors and Assigns.  This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns.

16.                                 GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

17.                                 Submission to Jurisdiction; Waivers.  The Guarantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Guarantee or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of California, the courts of the United States of America located in the state of California, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Lender shall have been notified pursuant to Section 9; and

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the day and year first above written.

/s/ Thomas Kinkade
Thomas Kinkade

Address for Notices:

Mr. Thomas Kinkade
c/o: Thomas Kinkade Company
900 Lightpost Way
Morgan Hill, CA 95037
Telephone:	(408) 201-5000
Facsimile:	(408) 201-5005

with a copy to:

Kallina & Associates, LLC
6507 York Road
Baltimore, MD 21212
Attention: Emanuel J. Kallina, II, Esq.
Telephone: (410) 377-2170
Facsimile: (410) 377-2179

ACKNOWLEDGMENT OF INSTRUMENTS

STATE OF	CALIFORNIA	SS.

COUNTY OF	SANTA CLARA

On       JAN 21, 2004      , before me, the undersigned notary public in and for said state, personally appeared   Thomas Kinkade  , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Kathleen Moon	(Seal)